UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2010
DELTA PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-16203	84-1060803
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)
370 17th Street
Suite 4300
Denver, Colorado 80202
Registrant’s telephone number, including area code: (303) 293-9133
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
     On July 30, 2010, Delta Petroleum Corporation (“Delta”), closed its previously announced sale of certain oil and gas properties and related assets to Wapiti Oil & Gas, L.L.C. (“Wapiti”) for total cash consideration of $130 million, excluding closing adjustments. The effective date of the transaction was May 1, 2010. The assets sold to Wapiti included all of Delta’s 31% working interest in the Garden Gulch field of the Piceance Basin in Colorado, all of its working interest in the Baffin Bay field of Texas, all of its interest in Piper Petroleum Company, and half of its working interest in its DJ Basin fields, as well as half of its working interest in the following fields in Texas: Caballos Creek, Choke Canyon, Midway Loop, Newton, and Norian. Delta also sold to Wapiti its working interest in approximately 50,000 acres in the DJ Basin of Wyoming, Colorado and Nebraska, and other acreage in South Texas. Delta used the proceeds from the sale to reduce outstanding borrowings under its credit facility and to pay transaction costs.
     The sale price for the assets was determined based on arm’s length negotiations. Prior to the sale, there were no material relationships between Wapiti, on the one hand, and Delta or any of its affiliates, directors, officers, or any associate of such directors or officers, on the other hand.
     The foregoing description of the sale does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by Delta on July 27, 2010 and incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 4, 2010, Delta’s Board of Directors appointed Carl Lakey to serve as a director of Delta effective immediately. Mr. Lakey’s appointment filled one of four vacancies on Delta’s Board of Directors. Mr. Lakey was named Chief Executive Officer of Delta on July 7, 2010.
     Mr. Lakey joined Delta in April 2007 as Senior Vice President of Operations after spending six years managing operations for El Paso’s Western Onshore Division and sixteen years at ExxonMobil in various operational and technical positions. He received a Bachelor of Science degree in Petroleum Engineering from Colorado School of Mines in 1985.

Item 7.01	Regulation FD Disclosure.
     On August 2, 2010, Delta issued a press release announcing the closing of the above-described sale to Wapiti. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.
     On August 5, 2010, Delta Petroleum Corporation issued a press release announcing the appointment of Carl Lakey to the Board of Directors. A copy of the press release is attached as Exhibit 99.2 and incorporated herein by reference.
     The information in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of

Section 18 of the U.S. Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description
99.1	Delta Petroleum Corporation Press Release, dated August 2, 2010.
99.2	Delta Petroleum Corporation Press Release, dated August 5, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: August 5, 2010

Delta Petroleum Corporation
By:	/s/ Stanley F. Freedman
Stanley F. Freedman
Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Delta Petroleum Corporation Press Release, dated August 2, 2010.
99.2	Delta Petroleum Corporation Press Release, dated August 5, 2010.